EX-99.23(e)(10)

                             DISTRIBUTION AGREEMENT


This Agreement ("Agreement") is made on the 13th day of December, 2001, by and between JNL Series Trust (the "Trust") and Jackson National Life Distributors, Inc. ("JNLD").

WHEREAS, the Trust is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series (the "Series") with each such Series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, pursuant to Rule 12b-1 under the 1940 Act, the Trust has adopted a Brokerage Enhancement Plan (the "Brokerage Plan" or the "Plan"), under which the Trust may, subject to the requirement to seek best price and execution, direct Jackson National Asset Management, LLC or any sub-adviser of a Series (each a "Sub-Advisor") to allocate brokerage in a manner intended to increase the distribution of the Trust's shares; and

WHEREAS, in order to effect the purposes of the Plan, the Trust wishes to enter into a distribution agreement with JNLD with respect to the Series listed on Exhibit A (attached hereto) which may from time to time be amended; and

WHEREAS, JNLD wishes to render the services hereunder to the Trust;

NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment and Acceptance. The Trust hereby appoints JNLD as distributor of the Shares of the Series set forth on Exhibit A on the terms and for the period set forth in this Agreement, and JNLD hereby accepts such appointment and agrees to render the services and undertake the duties set forth herein.

2.       General Provisions.



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         (a)      In performing its duties as distributor, JNLD will act in
                  conformity with the registration statement of the Trust on Form N-1A, (the "Registration Statement"), as amended from time to time and with any instructions received from the Board of Trustees of the Trust (the "Board"), the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1940 Act, and all other applicable federal and state laws and regulations.

         (b) JNLD holds itself available to receive orders for the purchase or redemption of Shares and will accept or reject orders to purchase or redeem such Shares on behalf of the Trust in accordance with the provisions of the Registration Statement, and will transmit such orders as are so accepted to the Trust's transfer agent promptly for processing.

         (c) JNLD shall not be obligated to sell any certain number of Shares. Except as provided in this Agreement, no commission or other fee will be paid to JNLD in connection with the sale of Shares.

3. JNLD Expenses. During the term of this Agreement, JNLD will bear all its expenses incurred in complying with this Agreement including the following expenses:

         (a) costs of sales presentations, preparation and delivery of advertising and sales literature, and any other marketing efforts by JNLD in connection with the distribution or sale of Shares; and

         (b) any compensation paid to employees of JNLD in connection with the distribution or sale of the Shares.

         Notwithstanding anything in this Agreement to the contrary, JNLD may be reimbursed for expenses, may pay for expenses, or otherwise use the payments, credits, benefits or other services available under the Brokerage Plan to cover the expenses incurred under this Agreement to the extent permitted by the terms of the Brokerage Plan.

4. Trust Expenses. Pursuant to an Administration Agreement, the Trust shall bear all of its expenses including, but not limited to:

         (a) preparation and setting in type, printing and distributing reports and other communications, proxies, prospectuses and statements of additional information to existing shareholders;

         (b) registration of the Trust's Shares with the Securities and Exchange Commission.

5.       Sale of Shares by Distributor.



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         (a)      JNLD agrees that (i) all Shares sold by JNLD pursuant to this
                  Agreement shall be sold at the net asset value as described in the Trust's Registration Statement and (ii) the Trust shall receive 100% of such net asset value.

         (b) All orders received by JNLD and transmitted to the Trust shall be subject to acceptance and confirmation by the Trust.

6. Brokerage Plan. In accordance with the terms of the Brokerage Plan, the Trust, on behalf of a Series, shall make available to JNLD, amounts derived from brokerage commissions paid by the Series in connection with its portfolio transactions. Such amounts shall be expended by JNLD to finance the distribution related activities described in the Plan. The Trust, on behalf of a Series, shall also make available to JNLD, the payments, brokerage credits, benefits or other services received from broker-dealers executing portfolio transactions on behalf of a Series. Such payments, credits, benefits or other services shall be used by JNLD to finance the distribution related activities described in the Plan.

7. Reservation of Right Not to Sell. The Trust reserves the right to refuse at any time or times to sell any of its Shares for any reason deemed adequate by it.

8.       Construction of Agreement.

         (a) No provision of this Agreement is intended to or shall be construed as protecting JNLD against any liability to the Trust or to the Trust's security holders to which JNLD would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement.

         (b) Terms or words used in the Agreement, which also occur in the Declaration of Trust or Bylaws of the Trust, shall have the same meaning herein as given to such terms or words in the Declaration of Trust or Bylaws of the Trust.



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9.       Effective Date and Termination of this Agreement.  This Agreement shall become effective at the date and time that the Trust's Post-Effective Amendment to its Registration Statement, reflecting the underwriting arrangements provided by this Agreement, shall become effective under the Securities Act, and shall, unless terminated as provided herein, continue in force for two years from that date, and from year to year thereafter, provided that such continuance for each successive year is specifically approved in advance at least annually by either the Board of Trustees or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the applicable Series of the Trust and, in either event, by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting upon such approval. As used in the preceding sentence, the words "interested persons" shall have the meaning set forth in Section 2(a)(19) of the 1940 Act.

         This Agreement may be terminated at any time without the payment of any penalty by the Trust by giving JNLD at least sixty (60) days' previous written notice of such intention to terminate. This Agreement may be terminated by JNLD at any time by giving the Trust at least sixty (60) days' previous written notice of such intention to terminate.

         This Agreement shall terminate automatically in the event of its assignment. As used in the preceding sentence, the word "assignment" shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

10. Notices. Notices of any kind to be given to JNLD by the Trust shall be in writing and shall be duly given if mailed, first class postage prepaid, or delivered to One Corporate Way, Lansing, Michigan 48951, or at such other address or to such individual as shall be specified by JNLD to the Trust. Notices of any kind to be given to the Trust shall be in writing and shall be duly given if mailed, first class postage prepaid, or delivered to One Corporate Way, Lansing, Michigan 48951 or at such other address or to such individual as shall be specified by the Trust.

11. Non-Exclusivity. The services of JNLD to the Trust under this Agreement are not to be deemed exclusive, and JNLD shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

12. Reports. JNLD shall prepare reports for the Board of Trustees of the Trust on a quarterly basis showing such information as shall be reasonably requested by the Board from time to time.

13. Independent Contractor. JNLD shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way other than as specifically set forth herein. It is understood and agreed that JNLD, by separate agreement with the Trust, may also serve the Trust in other capacities.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.



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15.      Governing Law. This Agreement shall be governed by the laws of
         Michigan, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Exchange Act, the Securities Act, or any rule or order of the Securities and Exchange Commission or any national or regional self-regulating organization, such as the National Association of Securities Dealers.

16. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                JNL SERIES TRUST


                                By: ____________________________
                                Andrew B. Hopping
                                President

ATTEST:

By:      _____________________




                                  JACKSON NATIONAL LIFE DISTRIBUTORS, INC.


                                  By: _____________________________
                                  Mark D. Nerud
                                  Chief Operating Officer
ATTEST:

By:      ______________________


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                                    EXHIBIT A

JNL/Alger Growth Series
JNL/Alliance Growth Series
JNL/Eagle Core Equity Series
JNL/Eagle SmallCap Equity Series
JNL/J.P. Morgan Enhanced S&P 500 Stock Index Series
JNL/J.P. Morgan International & Emerging Markets Series
JNL/Janus Aggressive Growth Series
JNL/Janus Balanced Series
JNL/Janus Capital Growth Series
JNL/Janus Global Equities Series
JNL/Janus Growth & Income Series
JNL/PIMCO Total Return Bond Series
JNL/Putnam Growth Series
JNL/Putnam International Equity Series
JNL/Putnam MidCap Growth Series
JNL/Putnam Value Equity Series
AIM/JNL Large Cap Growth Series
AIM/JNL Small Cap Growth Series
AIM/JNL Value II Series
Lazard/JNL Mid Cap Value Series
Lazard/JNL Small Cap Value Series
Mellon Capital Management/JNL S&P 500 Index Series
Mellon Capital Management/JNL S&P 400 Mid Cap Index Series
Mellon Capital Management/JNL Small Cap Index Series
Mellon Capital Management/JNL International Index Series
Mellon Capital Management/JNL Bond Index Series
PPM America/JNL Balanced Series
PPM America/JNL High Yield Bond Series
Salomon Brothers/JNL Balanced Series
Salomon Brothers/JNL Global Bond Series
Salomon Brothers/JNL High Yield Bond Series
Salomon Brothers/JNL U.S. Government & Quality Bond Series
T. Rowe Price/JNL Established Growth Series
T. Rowe Price/JNL Mid-Cap Growth Series
T. Rowe Price/JNL Value Series


                                December 13, 2001